EXHIBIT 10.3

FIRST AMENDMENT TO MASTER AMENDMENT AGREEMENT

THIS FIRST AMENDMENT TO MASTER AMENDMENT AGREEMENT (this "Amendment"), dated as of June 28, 2010, is made by and among iPRINT TECHNOLOGIES, LLC, a Delaware limited liability company ("Buyer"), AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation ("Seller"), and CHAD SOLTER, DARRELL TSO, and SCOTT MUCKLEY (together, "Selling Shareholders").

RECITALS

The parties have entered into that certain Master Amendment Agreement, dated as of March 30, 2010 (the "Agreement"), pursuant to which, among other things, certain debt of Buyer was restructured.

Seller and Selling Shareholders are the holders of those certain standby letters of credit through the Bank of Marin in the aggregate face amount of approximately Three Hundred Sixty-five Thousand Dollars ($365,000) (collectively, the "Bank of Marin SBLC").

Pursuant to Section 6(e) of the Agreement, Seller and Selling Shareholders have agreed to extend the maturity date of the Bank of Marin SBLC to June 30, 2010.

Seller and Selling Shareholders have agreed to further extend the maturity date of the Bank of Marin SBLC pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:

AGREEMENT

1.                  Credit Extension.  Seller and Selling Shareholders hereby agree to extend the maturity date of the Bank of Marin SBLC to December 31, 2010 (the "Credit Extension").

2.                  Consideration.  Subject to Section 3 below, in exchange for the Credit Extension, ATS agrees to pay Seller Three Hundred Sixty-five Thousand Dollars ($365,000) upon the first to occur of the following events:

(a)                ATS is sold to a third-party on or before three years from the date of this Amendment; or

(b)               Buyer is sold to a third-party on or before three years from the date of this Amendment.

For purposes of this Amendment the term "sold" shall mean (i) the sale of all or substantially all of the assets of ATS or Buyer (each a "Selling Entity"); or (ii) the closing of the acquisition of a Selling Entity by another entity by means of merger, consolidation, or other transaction or series of related transactions, resulting in the exchange or issuance of securities such that the stockholders or members (as the case may be) of such Selling Entity prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity.

3.                  Termination.  In the event that neither Selling Entity is sold on or before three years from the date of this Amendment, ATS shall have no further obligation to make any payment to Seller pursuant to Section 2 above.

4.                  Effect of Amendment.  Except as expressly amended hereby, the Agreement shall remain unchanged.  The Agreement, as amended hereby, shall remain in full force and effect.  From and after the date of this Amendment, references to the Agreement shall be deemed to refer to the Agreement as amended hereby.

5.                  Headings.  The titles and subtitles used in this Amendment are used for convenience only and shall not be considered in construing or interpreting this Amendment.

6.                  No Third Party Beneficiaries.  Except as expressly provided herein, nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Amendment.

7.                  Counterparts and Signature Pages.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Master Amendment Agreement effective as of the date first set forth above.

SELLER: MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation By: /s/ Chad Solter Chad Solter Its: President and Secretary	BUYER: iPRINT TECHNOLOGIES, LLC a Delaware limited liability company By: AMERICAN TONERSERV CORP., a Delaware corporation Its: Managing Member By: /s/ Chuck Mache Chuck Mache, Its: President and CEO
SELLING SHAREHOLDERS: /s/ Chad Solter Chad Solter /s/ Darrell Tso Darrell Tso /s/ Scott Muckley Scott Muckley	ATS: AMERICAN TONERSERV CORP., a Delaware corporation By: /s/ Chuck Mache Chuck Mache Its: President and CEO